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                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement
[_]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to 14a-11(c) or 14a-12
[_] Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

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                                   BYL BANCORP
                            1875 North Tustin Street
                            Orange, California 92865

                              --------------------

                          SUPPLEMENT TO PROXY STATEMENT

                              --------------------

         This Supplement provides additional information with respect to the Annual Meeting of Stockholders (the "Annual Meeting") of BYL Bancorp (the "Company") to be held on Wednesday, September 27, 2000, at 9:00 a.m., California Time, at Yorba Linda Community Center, Club Room, 4501 Casa Loma Avenue, Yorba Linda, California, for the purposes set forth in the Notice of Annual Meeting of Stockholders dated August 18, 2000.

         The Proxy Statement dated August 18, 2000 (the "Proxy Statement"), the Company's Annual Report for the year ended December 31, 1999 and a proxy card (the "Proxy Card") were mailed on or about August 18, 2000, to all stockholders entitled to vote at the Annual Meeting. This Supplement is being mailed on or about September 18, 2000 to all stockholders entitled to vote at the Annual Meeting. Stockholders are asked to execute and return the Proxy Card.

         All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Proxy Statement and this Supplement. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company.

         Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or at the Annual Meeting.

                              PURPOSE OF SUPPLEMENT

         The purpose of this Supplement is to describe the proposed appointment of Mr. Seymour M. Jacobs as a Class II director of the Company to serve until the 2001 Annual Shareholder Meeting or until his successor is elected and qualified, subject to all necessary regulatory approvals. Mr. Jacobs is not being elected at the 2000 Annual Meeting, but will be nominated at the 2001 Annual Meeting of Shareholders as part of Class II of the Board of Directors.

         As of August 31, 2000, an investor group led by Mr. Jacobs, general partner of JAM Partners, L.P., an investment partnership based in New York, and including Nick Becker, David Harvey and Everest Partners, an investment partnership based in Nevada (collectively, the "Investors"), filed a Schedule 13D with the Securities and Exchange Commission in which the investors disclosed that they collectively owned a 9% stake in the Company. The Schedule 13D contained a request to appoint two seats on the Board of Directors, and that the Board of Directors should immediately pursue measures which will maximize shareholder value and liquidity through the prompt sale of the Company.

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         Subsequently, the Company, BYL Bank Group, the wholly-owned subsidiary of the Company, and the Investors entered into an agreement dated September 7, 2000 in which Mr. Jacobs will be appointed to the Boards of Directors of the Company and the Bank, following all necessary regulatory approvals. On September 8, 2000, the Company filed a Current Report on Form 8-K that contained a copy of the agreement. The agreement generally provides that (i) the Investors will support the reelection of the Class I directors that have been nominated for reelection at the 2000 Annual Meeting of Shareholders, (ii) the Company shall promptly commence action necessary to appoint Mr. Jacobs to the Board of Directors of the Company as a Class II director and to the Board of Directors of the Bank, (iii) Mr. Jacobs will not assume his duties as a director until all necessary regulatory consents have been obtained, (iv) Mr. Jacobs has a right to attend as an observer all meetings of the Boards of Directors of the Company and the Bank and shall receive all materials distributed to members of such Boards during that time, (v) the Boards of Directors of the Company and the Bank shall take action necessary to increase the size of the Boards of Directors by one member and fill the vacancies created with Mr. Jacobs within 48 hours of receipt of all regulatory consents, and (vi) Mr. Jacobs will be nominated for reelection as part of the Class II directors.

         The agreement includes several restrictions on the Investors' activities, including the following: (i) the Investors have agreed not to engage in any solicitation of proxies, (ii) if the Investors own less than 114,200 shares of common stock, the Company could require Mr. Jacobs to resign from the Boards of Directors, (iii) the Investors have agreed that for the period of time that Mr. Jacobs has observer rights, or serves on the Board of the Directors of either the Bank or the Company, or for a three-month period thereafter, the Investors shall not take any actions to acquire additional securities in the Company, to engage in any solicitation of proxies, to make any public announcement or proposals with respect to any merger, acquisition of control or other business combination, as well as other restrictions, (iv) certain transfer and voting restrictions concerning the shares that the Investors beneficially owns, and (v) certain other restrictions, including amending the Schedule 13D filing.

         The information in the Proxy Statement under the caption "Security Ownership of Certain Beneficial Owners and Management" is supplemented by the Investor's share ownership information. As of September 18, 2000, the Investors held 228,400 shares or 9% of the Company's common stock.

         Mr. Jacobs, age 31, is a principal of Jacobs Asset Management, LLC, and a principal of JAM Managers, LLC, the general partner of JAM Partners, LP. Mr. Jacobs holds 8,500 shares of the Company in his own name, with 116,900 shares of the Company held by JAM Partners, LP.

         The Company and the Bank are in the process of preparing the required applications for regulatory consents to appoint Mr. Jacobs as a member of the Boards of Directors of the Company and the Bank.


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                               PROCEDURAL MATTERS

         WHETHER OR NOT YOU HAVE RETURNED THE PROXY CARD PREVIOUSLY SOLICITED AND WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE PREVIOUSLY SOLICITED PROXY CARD AS PROMPTLY AS POSSIBLE.

                             YOUR VOTE IS IMPORTANT

                                 OTHER BUSINESS

         The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All stockholders are cordially invited to attend the meeting.

                                         By order of the Board of Directors,


                                         /s/ Barry J. Moore
                                         -----------------------------
                                         Barry J. Moore
                                         Assistant Secretary

September 21, 2000

         THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PREVIOUSLY SOLICITED PROXY CARD.


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